                                [LETTERHEAD]

                                                             As of 15th May 1998

Sierra Rutile Limited
c/o RGC (USA) Mineral Sands
1223 Warner Road
Green Cove Springs, Florida  32043-4623
Attn:     Mr. Maxwell E. McGarvie
          Acting Chief Executive


1. We refer to our Loan Agreement with you dated 24th January 1992 as amended to date (capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement). The outstanding principal amount of our loan to you is US$6,976,665.64 (not including any payment made today). Before expiration of our 15th December 1995 forbearance letter, as amended and in effect through 15th May 1998, you have asked that we amend the Loan Agreement as follows:


     AMENDMENT NO. 1:


     Section 5 of the Loan Agreement would read in its entirety as follows:


     "SECTION 5 - INTEREST


     5.1 The Borrower shall pay interest at the rate of six point eight seven five percent (6.875%) per annum on the principal amount of the CDC Loan disbursed and outstanding from time to time. Interest for the period from 16th May 1998 through 30th September 1998 shall accrue and be added to the principal amount of the CDC Loan after the principal repayment on 30th September 1998. Thereafter, interest shall be paid annually in arrears in US dollars on 30th September in each year.


     5.2 Without prejudice to the provisions of Clause 8.1, any interest falling due under this Agreement (including any further interest under this present provision) which is not paid within seven days of its due date shall itself bear interest (as well after as before judgment) from the date when it should have been paid until the date when it is actually paid at the rate of six point eight seven five percent (6.875%) per annum.

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                                         -2-


     5.3 Interest shall accrue and be prorated on the basis of a 360-day year for the actual number of days in the relevant interest period."


     AMENDMENT NO. 2:


     Section 7 of the Loan Agreement would read in its entirety as follows:


     "SECTION 7 - REPAYMENT


     7.1 The CDC Loan (including interest capitalised in accordance with Clause 5.1) shall be repaid on the following dates and in the following amounts:


          DATE PAYMENT DUE              PRINCIPAL AMOUNT DUE
          ----------------              --------------------

          15th May 1998                       US$2,990,001.32
          30th September 1998                 US$1,573,550.12
          30th September 1999                 US$629,184.96
          30th September 2000                 US$629,184.96
          30th September 2001                 US$1,258,369.92

                                              US$7,080,291.28"
                                             ----------------
                                             ----------------


     AMENDMENT NO. 3:


     Clauses 8.1.2 and 8.1.14 of the Loan Agreement would read in their entirety as follows:


     "8.1.2 (a) any default in observing or fulfilling any obligations (other than an obligation in respect of the payment to CDC of any instalment of principal moneys or interest or other moneys or an obligation pursuant to Sections 10, 11.1.3, 12.1.9 or 12.1.11) on the part of the Borrower to be observed or fulfilled under this Agreement, which, in the case of a default capable or remedy, shall continue for a period of sixty days after notice thereof has been given by CDC to the Borrower; or


               (b) any default shall have occurred in the performance of any obligation of Nord Resources Corporation ("Nord"), Consolidated Rutile Limited ("CRL") or Sierra Rutile Holdings Limited ("Holdings") under any of the following agreements:


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                                         -3-


               (i) Account Security and Control Agreement dated as of 15th May 1998 among Nord, Chase Manhattan Bank and CDC, DEG, Eximbank, IFC and OPIC (collectively, the "Senior Lenders");


               (ii) Share Retention Agreement dated 17th November 1992, as amended, between Nord, CRL and the Seniors Lenders;


               (iii) Subordination Agreement dated 17th November 1992, as amended, between Nord, CRL and the Senior Lenders;


               (iv) Share Pledge Agreement dated 15th May 1998 made by Holdings over 100% of the Shares in the Borrower in favour of the Senior Lenders;


               (v) Guaranty dated 28 February 1996 from Nord to the Senior Lenders and Guaranty dated 28 February 1996 from CRL to the Senior Lenders;


               and any such default shall have continued for a period of ten
               (10) business days after notice thereof shall have been given to the Borrower by CDC


          (c) if Nord fails at any time to maintain free of any liens (other than to the Senior Lenders), and to certify to the Senior Lenders on the 10th day of each month that it so maintains:


               (i) cash, cash equivalents or marketable securities (such marketable securities to be valued at the end of each month using an average closing sale price with reference to Bloomberg Financial News Service) with an aggregate value of not less than 150% of Nord's guaranteed portion of the aggregate outstanding principal amount of the Senior Loans; and


               (ii) cash or cash equivalents having an aggregate value of not less than 100% of Nord's guaranteed portion of the aggregate principal amount of the

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                                         -4-


                      Senior Loans scheduled to be paid during the next six months."


          8.1.14 if either of Nord or CRL fails to pay, or a default occurs with respect to, any other obligations for borrowed money, whether contingent or otherwise, of either of Nord or CRL (including, without limitation, any obligations relating to capital leases) and such failure or default continues beyond the grace period, if any, applicable thereto;"


          AMENDMENT NO. 4:


          A new Clause 8.3 would be added to the Loan Agreement to read as follows:


          "8.3 Before CDC exercises its rights under the Security to sell or otherwise dispose of the Security following the occurrence of any event specified in Clause 8.1, CDC shall use reasonable efforts to give the Borrower, Nord and CRL at least 10 business days' notice during which time Nord and/or CRL may cure such occurrence unless, in CDC's opinion, it would be harmed by any such delay. CDC agrees not to exercise any of its rights under the Security or in respect of the Security unless the occurrence of any event specified in Clause 8.1 has occurred."


          AMENDMENT NO. 5:


          Section 9 of the Loan Agreement would read in its entirety as follows:


          "SECTION 9 - EARLY REPAYMENT


          9.1 All or any portion of the CDC Loan may be prepaid in whole or in part at any time on fifteen (15) days' notice at the Borrower's option without penalty or premium PROVIDED THAT -


          9.1.1       no early repayment shall amount to less than US$250,000;


          9.1.2 any amounts so prepaid shall be applied in the inverse order in which moneys fall due for repayment in accordance with Clause 7.1; and
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                                         -5-


          9.1.3 the Borrower shall be required to pay, at the time of any prepayment, all interest accrued on the principal amount of the CDC Loan so prepaid.


          9.2 Save with the written consent of CDC, the Borrower shall not be entitled to give or withdraw any notice pursuant to Clause 9.1 nor to make early repayment of the whole or any part of the CDC Loan otherwise than in accordance with the preceding provisions.


          AMENDMENT NO. 6:


          Clause 12.1.1 of the Loan Agreement would read in its entirety as follows:


          "12.1.1 except for the Security and except for liens that (a) are evidenced by documents reasonably satisfactory to CDC,
                      (b) are PARI PASSU with the Security and (c) secure any long-term indebtedness of the Borrower incurred to refinance some or all of the Eximbank Loan, the IFC Loan, the OPIC Loan or the DEG Loan (collectively, the "Senior Loans") or finance the re-opening of the Project which has its first scheduled repayment not earlier than 1st October 2001 ("New Senior Loans"), create or agree to create or permit to subsist any mortgage, charge, pledge, lien (other than liens over specific accounts receivable under existing accounts receivable financing arrangements with Australia and New Zealand Bank Limited of up to US$6,000,000 in the aggregate already notified to CDC in writing) or other encumbrance over any of its present or future undertaking or assets;"


          AMENDMENT NO. 7:


          Clause 12.1.7 of the Loan Agreement would read in its entirety as follows:

          "12.1.7 make any prepayment (whether voluntary or involuntarily) or repurchase of any long-term indebtedness (other than the CDC Loan), or make any repayment of any such indebtedness pursuant to any provision of any agreement or note which provides directly or indirectly for acceleration of repayment in
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                                         -6-


                      time or amount, unless in any such case it shall, if CDC so requires, contemporaneously make a proportionate prepayment or repayment of the principal amount then outstanding of the Loan in accordance with the provisions of Clause 9.1 (except that there shall be no minimum amount or notice period for such prepayment);"


     2. We agree to your requested amendments and to waive any breaches by the Borrower of this Agreement which arose before May 15, 1998 from the rebel incursion and occupation of the SRL minesite on 19th/20th January 1995 and the subsequent discontinuance of operations there or the 25th May 1997 military coup and subsequent political events in Sierra Leone. Theses amendments will be effective when:

               (i) you execute and Nord and CRL acknowledge this amendment agreement as provided below;

               (ii) each other Senior Lender agrees to similar amendments to its own loan agreement on similar conditions;

               (iii) the Senior Lenders receive the executed documents referred to Clause 8.1.2(b) of Amendment 3 above in form and substance satisfactory to them;

               (iv) OPIC insurance proceeds in an amount of not less than US$5,500,000 have been deposited with Chase Manhattan Bank pursuant to the Account Security and Control Agreement referred to above; and

               (v) you deliver legal opinions from counsel satisfactory to us.

     3. In all other respects, the Loan Agreement remains unchanged and in full force and effect.

     4.   The laws of England will govern this amendment agreement.

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                                         -7-


     If you, Nord and CRL agree, please sign below and return to us by 15th May 1998.

                              Very truly yours,

                              Commonwealth Development Corporation


                              By:  /s/ [ILLEGIBLE]
                                   ----------------------
                              Name: [ILLEGIBLE]
                              Title: Investment Manager

AGREED:

THE BORROWER

Sierra Rutile Limited


By:  /s/ M.E. McGarvie
     -------------------
Name: M.E. McGarvie
Title: Acting Chief Executive

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                                         -8-


THE GUARANTORS

Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated
17th November 1992, as amended, and our
Subordination Agreement with you dated
17th November 1992, as amended, all
remain in full force and effect.

Nord Resources Corporation


By:  /s/ Ray W. Jenner
     ---------------------
Name: Ray W. Jenner
Title: Vice President Finance

Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated
17th November 1992, as amended, and our
Subordination Agreement with you dated
17th November 1992, as amended, all
remain in full force and effect.

Consolidated Rutile Limited


By:  /s/ James B. Thynne
     ----------------------
Name: James B. Thynne
Title: Attorney in Fact